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                                                                      Exhibit 23

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Chico's FAS, Inc. and in the Registration Statements:

-        (Form S-8, No. 33-63822) pertaining to the 1992 Stock Option Plan,

-        (Form S-8 Nos. 33-83840 and 333-86253) pertaining to the 1993 Stock
         Option Plan,

-        (Form S-8 Nos. 333-51297, 333-69643 and 333-44678) pertaining to the
         Non-Employee Directors' Stock Option Program,

-        (Form S-8 No. 333-83778) pertaining to the Deferred Compensation
         Program,

- (Form S-8 No. 333-88844) pertaining to the 2002 Omnibus Stock and Incentive Plan,

- (Form S-8 No. 333-54082) pertaining to the Executive Officers' Supplementary Stock Option Program,

-        (Form S-8 No. 33-60524) pertaining to the 1993 Employee Stock Purchase
         Plan,

- (Form S-8 No. 333-69645) pertaining to the Non-Employee Directors' Stock Option Plan, and,

-        (Form S-8 No. 333-88052) pertaining to the 2002 Employee Stock Purchase
         Plan,

of our report dated February 27, 2004, with respect to the consolidated financial statements of Chico's FAS, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year end January 31, 2004.

/s/ Ernst & Young LLP
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Tampa, Florida
April 5, 2004